UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2005

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2005, Alexion Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) as underwriter, relating to the sale of 2,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price to the public of $26.75 per share. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. In the ordinary course of their business, Morgan Stanley and its affiliates have provided or may in the future provide investment banking and other financial services to the Company and its subsidiaries, including underwriting, the provision of financial advice and the extension of credit. Morgan Stanley and its affiliates have received and may in the future receive customary fees and commissions for their services.

A shelf registration statement relating to the Common Stock has previously been filed with, and declared effective by, the Securities and Exchange Commission. This offering of shares of Common Stock may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus, when available, may be obtained from Morgan Stanley, attention Prospectus Delivery Department: 1585 Broadway, New York, New York 10036-8200, (212) 761-6775.

ITEM 8.01. OTHER EVENTS.

On August 12, 2005, the Company issued a press release announcing the pricing of the public offering. A copy of this press release is filed as Exhibit 99.1 to this Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

1.1	Underwriting Agreement dated as of August 11, 2005, by and between Alexion Pharmaceuticals, Inc. and Morgan Stanley & Co. Incorporated.

5.1	Opinion of Ropes & Gray LLP.

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on August 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: August 12, 2005	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement dated as of August 11, 2005, by and between Alexion Pharmaceuticals, Inc. and Morgan Stanley & Co. Incorporated.

5.1	Opinion of Ropes & Gray LLP.

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on August 12, 2005.